AGENCY AND SPONSORSHIP AGREEMENT

THIS AGREEMENT dated for reference November 15, 2002, is made

BETWEEN:

ADR GLOBAL ENTERPRISES LTD., of 300 - 1778 West 2nd Avenue, Vancouver, BC V6J IH6

(the "Issuer")

AND:

PACIFIC INTERNATIONAL SECURITIES INC., of 1900 - 666 Burrard Street, Vancouver, BC V6C 3N1

(the "Agent")

WHEREAS:

A.                   The Issuer proposes to enter into a transaction (the "Transaction") to acquire all the issued and outstanding securities of SESI Systems Inc. (formerly Sonic Energy Systems Inc.) (the "Target") and to effect a statutory arrangement (the "Arrangement") under the Company Act (British Columbia);

B.                   The Transaction will constitute a "Qualifying Transaction" requiring a sponsor under, respectively, Policy 2.2 (Sponsorship and Sponsorship Requirements) and Policy 2.4 (Capital Pool Companies) (together, the "Policies") of the TSX Venture Exchange;

C.                   The Issuer is proposing to complete an offering of securities (the "Offering") to raise gross proceeds of up to $2,200,000 in conjunction with the Transaction; and

D.                   The Issuer wishes to appoint the Agent to distribute those securities and to serve as sponsor of the Issuer's listing on the TSX Venture Exchange in connection with the Transaction and the Agent is willing to accept the appointment, subject to the terms and conditions of this Agreement.

THE PARTIES to this Agreement therefore agree:

1.                   DEFINITIONS

1.1                 In this Agreement:

(a)                 "Acts" means the Alberta Act and the BC Act, together;

(b)                  "Alberta Act" means the Securities Act (Alberta), the regulations and rules made thereunder and all instruments, policy statements, blanket orders, notices, directions and rulings issued by the Alberta Securities Commission, all as amended;

(c)                  "Agent's Commission" has the meaning set out in subsection 5.1;

(d)                  "Agent's Shares" means any shares comprising the Agent's Commission;

(e)                 "Agent's Warrants" means the non-transferable share purchase warrants of the Issuer which will be issued to the Agent under subsection 5.2 of this Agreement;

(f)                 "Agent's Warrant Shares" means the previously unissued common shares in the capital of the Issuer, as presently constituted, which will be issued upon the exercise of the Agent's Warrants;

(g)                 "Approval Date" means the date the Exchange gives notice that it has accepted for filing all documentation relating to the Transaction;

(h)                 "Arrangement" means the Statutory Plan of Arrangement under s. 252 of the Company Act (British Columbia) pursuant to which the Issuer will, among other things, acquire 100% of outstanding shares of the Target;

(i)                 "BC Act" means the Securities Act (British Columbia), the regulations and rules made thereunder and all instruments, policy statements, blanket orders, notices, directions and rulings issued by the British Columbia Securities Commission, all as amended from time to time;

(j)                 "Certificates" means the certificates representing the Special Warrants sold on the Closing in the names and denominations reasonably requested by the Agent or the Purchasers, the certificates representing any Shares comprising the Agent's Commission to be issued on Closing in the names and denominations reasonably requested by the Agent and the certificates representing the Agent's Warrants to be issued on Closing in the names and denominations reasonably requested by the Agent;

(k)                 "Closing" means the day the Special Warrants are issued to the Purchasers;

(l)                 "Commissions" means the British Columbia Securities Commission and Alberta Securities Commission;

(m)                  "Disclosure Documents" means the disclosure documents appropriate for the Transaction as determined by the Issuer and the Agent and as may be required by the Exchange;

(n)                 "Effective Date" means the date the final order of the Supreme Court of British Columbia approving the Arrangement is filed with the British Columbia Registrar of Companies and signifies completion of the Arrangement and Transaction;

(o)                 "Escrow Conditions" means the conditions upon which the proceeds of the Offering will be released to New Sonic;

(p)                 "Exchange" means the TSX Venture Exchange;

(q)                 "Exemptions" means the exemptions from the prospectus requirements of the BC Act and Alberta Act which are outlined in subsections 4.1 (2) and 4.1 (4) of MI 45-103 and from the prospectus requirements of the ON Act which are outlined in section 2.3 of the ON Rule;

(r)                 "Expiry Time" means 5;00 p.m. (Vancouver time) on November 30,2002 (unless extended by the Issuer with the consent of the Agent by up to 30 days);

(s)                 "Filing Date" means the date on which the final documentation in connection with the Offering is required to be filed with the Exchange;

(t)                  "Material Change" has the meaning defined in the BC Act;

(u)                 "Material Fact" has the meaning defined in the BC Act;

(v)                 "MI 45-103" means Multilateral Instrument 45-103 entitled "Capital Raising Exemptions";

(w)                 "Net Proceeds" means the gross proceeds of the sale of Special Warrants on Closing, less;

(i)                 the portion of the Agent's Commission which the Agent elects to receive in cash;

(ii)                any amount which has been attached by garnishing order or other form of attachment; and

(iii)                 if applicable, the amount of any underwriting levy payable to the Investment Dealers Association of Canada (the "IDA") pursuant to By-law no. 3.9 of the IDA;

(x)                 "New Sonic" refers to the Issuer after the Transaction and Arrangement have been effected;

(y)                 "Offering" means the offering of the Special Warrants on the terms and conditions of this Agreement;

(z)                  "Offering Memorandum" means the offering memorandum, and any amendments or supplements to it, which has been or is to be prepared by the Issuer in connection with the Offering;

(aa)                "Offering Price" has the meaning set out in subsection 2.1 ;

(bb)                "Offering Proceeds" means the gross proceeds of the Offering;

(cc)                "ON Act" means the Securities Act (Ontario), the regulations and rules made thereunder and all instruments, policy statements, blanket orders, notices, directions and rulings issued by the Ontario Securities Commission, all as amended;

(dd)                "ON Rule" means Ontario Securities Commission Rule 45-50 I entitled "Exempt Distributions";

(ee)                "Policies" has the meaning set out in Recital B of this Agreement;

(ff)                 "Purchasers" means the purchasers of Special Warrants pursuant to the Offering;

(gg)                "Regulation S" means Regulation S promulgated under the Securities Act of 1933 (United States), as amended;

(hh)                "Regulatory Authorities" means the Commissions and the Exchange;

(ii)                  "Reports" means any business plans, engineering reports, geological reports, title opinions, technical reports, valuation or similar documents relating to the Target;

(jj)                 "Rules" means the rules of the Exchange, as amended from time to time;

(kk)                "Securities" means the Special Warrants, the Agent's Shares, the Agent's Warrants, the Agent's Warrant Shares, the Units, the Underlying Shares, the Warrants and the Warrant Shares, as applicable;

(ll)                 "Special Warrant Indenture" means the trust indenture to be dated as of the Closing as between the Issuer and the Trustee prescribing the terms and conditions of the Special Warrants;

(mm)              "Special Warrants" means special warrants of the Issuer to be sold under the Offering and having the terms and conditions set out in section 3;

(nn)               "Sponsor Report" means a report filed by the Agent with the Exchange, in accordance with the Policies and the Rules;

(oo)               "Sponsorship Acknowledgement Form" means the Sponsorship Acknowledgement Form to be filed by the Agent with the Exchange in accordance with the Policies and the Rules;

(pp)                "Target" has the meaning set out in Recital A of this Agreement; (qq) "Transaction" has the meaning set out in Recital A of this Agreement; (rr) "Trustee" means Pacific Corporate Trust Company;

(ss)                "Underlying Share" means a common share of New Sonic comprising part of a Unit;

(tt)                 "Unit" means a unit of New Sonic comprised of one Underlying Share and one-half of one Warrant to be issued upon the deemed exercise of a Special Warrant on the Effective Date;

(uu)                "Warrant" means a one whole non-transferable share purchase warrant of New Sonic, of which one-half of one such warrant will be issued upon the deemed exercise of a Special Warrant on the Effective Date and which will have the terms provided in the Warrant Indenture and the certificates representing such share purchase warrants;

(vv)                 "Warrant Indenture" means the trust indenture to be dated as at the Effective Date between the Issuer and the Trustee prescribing the terms and conditions of the Warrants; and

(ww)                "Warrant Shares" means the previously unissued common shares in the capital of New Sonic which will be issued upon the exercise of the Warrants.

2.                   APPOINTMENT OF AGENT AND SPONSOR

2.1                  The Issuer appoints the Agent as its exclusive agent and the Agent accepts the appointment and agrees to act as the exclusive Agent of the Issuer to use its commercially reasonable efforts to find and introduce to the Issuer potential purchasers to purchase up to 4,400,000 Special Warrants, at a price of $0.50 per Special Warrant (the "Offering Price"), by way of private placement under the applicable Exemptions.

2.2                 The Issuer appoints the Agent to act as its sponsor and the Agent agrees to act as the sponsor of the Issuer in connection with the Transaction in accordance with the Policies and Rules and subject to the terms of this Agreement.

2.3                  The Agent, subject to the Issuer complying with the terms of this Agreement, will file with the Exchange the Sponsorship Acknowledgement Form and the Sponsor Report at the times and in the form contemplated by the Polices and the Rules. Notwithstanding the foregoing, nothing in this Agreement will oblige the Agent to file the Sponsorship Acknowledgement Form or the Sponsor Report with the Exchange, and the Issuer acknowledges that, in assessing whether the Issuer is suitable for listing on the Exchange, the Agent must take into account a number of subjective factors, the determination of which is in the sale and unfettered discretion of the Agent.

2.4                  If the Agent determines in its judgement that particular experience or technical expertise is necessary for the Agent to carry out its obligations under this Agreement in accordance with the Policies and the Rules, then the Agent may, at the Issuer's expense, engage third party experts to prepare assessment or technical reports relating to the Issuer and the Target.

2.5                 Any engagement of a third party made by the Agent pursuant to subsection 2.4 is subject to carrying out the services in full compliance with all applicable securities laws, the responsibility for which rests solely with the Agent, and no such engagement will relieve the Agent from its obligations under this Agreement.

3.                   THE SPECIAL WARRANTS

3.1                  Each Special Warrant will not be exerciseable until and will be deemed to be exchanged on behalf of the holder on the Effective Date. Each Special Warrant will be deemed to be exchanged, without payment of further consideration, and will entitle the holder to one Unit (consisting of one Underlying Share and one-half of one Warrant).

3.2                 The Special Warrants will be subject to the terms and conditions set out in the Special Warrant Indenture, which will include the following terms:

(a)                 The Net Proceeds will not be released to the Issuer until the Escrow Conditions have been satisfied. The Escrow Conditions will generally require that:

(i)                 the Offering and the Arrangement have received the approval of or acceptance by applicable securities and corporate regulatory authorities and the receipt of shareholder and judicial approvals;

(ii)                the Agent will have completed a due diligence review acceptable to the Agent and obtained satisfactory legal opinions that the Units will be freely tradeable under applicable securities laws and receipt of other relevant certifications and opinion or comfort letters;

(iii)               there have will not been, in the discretion of the Agent acting reasonably, any material adverse changes in the affairs of the Issuer or the Target prior to the Expiry Time; and

(iv)                 prior to the Expiry Time there will have not been any material changes in the terms of the Arrangement.

(b)                 If the Escrow Conditions are not met prior to the Expiry Time, each Special Warrant will be retracted and the Trustee will return the Offering Proceeds with interest to the holders.

(i)                 On the Effective Date:

(ii)                the Trustee will release the Net Proceeds to the Issuer; and

(iii)                upon the deemed exchange of the Special Warrants, the Issuer will deliver certificates representing the Underlying Shares and Warrants to the holders of the Special Warrants or as directed by the Agent.

4.                   THE UNITS

4.1                  Each Unit will be comprised of one Underlying Share and one-half of one Warrant.

4.2                 The Underlying Shares and the Warrants comprising the Units will be issued and registered in the names of the Purchasers or their nominees.

4.3                 Each whole Warrant (two half warrants) will entitle the holder, on exercise, to purchase one Warrant Share at a price of $1.00 per Warrant Share for a period of 18 months from the Effective Date.

4.4                 The terms governing the Warrants will be set out in the Warrant Indenture which will contain, among other things, provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued upon exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of New Sonic's common shares, the payment of stock dividends and the amalgamation of New Sonic.

4.5                 The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

5.                   AGENT'S COMPENSATION

5.1                  In consideration of the services performed by the Agent under this Agreement, the Issuer agrees to pay to the Agent on Closing a commission (the "Agent's Commission") equal to 8% of the Offering Proceeds received by the Issuer from the sale of the Special Warrants to purchasers other than insiders and their respective affiliates and associates. The Agent's Commission payable on Closing will be paid in cash (in lawful Canadian currency), common shares of the Issuer, or a combination of cash and common shares, as directed by the Agent the day before the Effective Date. If the Escrow Conditions are not met prior to the Expiry Time, any part of the Agent's Commission which has been paid in cash shall be refunded by the Agent to the Issuer and shall be paid to the Trustee.

5.2                  In addition to the Agent's Commission, the Issuer will issue to the Agent on Closing that the number of Agent's Warrants equal to 10% of the total number of Special Warrants sold on the Closing to purchasers other than insiders and their respective affiliates and associates.

5.3                  The Agent's Warrants will have the same terms and conditions as the Warrants, except that the Agent's Warrants and Agent's Warrant Shares will be registered in the name of the Agent (or such other party or parties as the Agent may reasonably request) and the exercise price of the Agent's Warrants will be $0.50 per Agent's Warrant Share. The terms governing the Agent's Warrants will be set out in the certificates representing the Agent's Warrants, the form of which will be subject to the approval of the Issuer and the Agent, acting reasonably.

5.4                  The Issuer will pay to the Agent a sponsorship and corporate finance fee in the amount of $35,000 (plus applicable taxes), in addition to the reimbursement of all expenses of the Agent as contemplated by section 16 hereof. The Agent acknowledges the receipt of $17,500 plus GST advanced by the Issuer as of November 15, 2002.

5.5                  The Issuer agrees not to place a U.S. securities law restrictive legend on the certificates representing any shares issued to the Agent as part of the Agent's Commission, the Agent's Warrants or the Agent's Warrant Shares.

5.6                 The balance of the fee payable under subsection 5.4 is payable upon the submission by the Agent to the Exchange of its final Sponsor Report in connection with the Transaction.

5.7                 The amounts paid to the Agent under this section are in addition to and not in substitution for any other commission or remuneration payable to the Agent by the Issuer under any other agreement or arrangement.

6.                   OFFERING RESTRICTIONS

6.1                  The Agent will only sell the Special Warrants to persons who represent themselves as being:

(a)                  persons purchasing as principal;

(b)                 qualified to purchase the Special Warrants under the applicable Exemptions; and

(c)                 persons who are not U.S. Persons, or in the United States (which terms herein shall have the meanings defined in Regulation S).

6.2                 The Agent agrees that at the time any buy order for Special Warrants is placed by clients of the Agent, the buyer will be outside the United States, or the Agent and all persons acting on its behalf will reasonably believe that the buyer is outside the United States, and neither the Agent nor any person acting on its behalf will have knowledge that such transaction has been pre-arranged with a buyer in the United States.

6.3                 Neither the Issuer, the Agent, nor any of their respective affiliates, nor any person acting on behalf of any of the foregoing, will offer or sell any of the Securities to U.S. Persons or in the United States, or undertake any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market for the Securities in the United States.

7.                   OFFERING MEMORANDUM

7.1                 The Issuer will ensure that the Offering Memorandum conforms with all applicable requirements of the Acts and that it is prepared in a form acceptable to the Agent and its solicitors, acting reasonably, in order to permit reliance on the Exemptions under the Acts.

7.2                 The Issuer will file the Offering Memorandum with the Commissions within the time limit prescribed by the Acts for the filing of offering memorandums and will provide the Agent with as many copies of the Offering Memorandum as it reasonably requests.

7.3                  If prior to the Closing there is any change in any Material Fact disclosed in the Offering Memorandum, the Issuer will as soon as possible inform the Agent of the change and prepare an appropriate amendment to the Offering Memorandum which is acceptable to the Agent and its solicitor, acting reasonably. The Issuer will deliver as many copies of such amendment to the Agent as it reasonably requests.

7.4                 Delivery by the Issuer of an Offering Memorandum will constitute the Issuer's authorization to the Agent to utilize the Offering Memorandum in connection with the Offering, and will constitute a representation and warranty by the Issuer that the Offering Memorandum does not contain a misrepresentation (as defined in the Acts), other than with respect to information supplied by and relating solely to the Agent.

7.5                 After the Issuer has delivered the Offering Memorandum to the Agent, the Agent will, on behalf of the Issuer, deliver a copy of the Offering Memorandum to each potential purchaser introduced to the Issuer by the Agent.

8.                   SUBSCRIPTIONS

The Agent will use its best efforts to obtain from each Purchaser introduced by the Agent, and deliver to the Issuer, on or before the Filing Date duly completed and signed subscriptions in the form attached as Schedule "A" or in such other form consented to by the Issuer and the Agent and executed by the Purchaser, together with all other documents required under the Exemptions.

9.                   FILINGS WITH THE REGULATORY AUTHORITIES

9.1                 The Issuer will file all required documents, pay all required filing fees and undertake any other actions required by the Rules and Policies in order to obtain the approval of the Exchange to the Offering and the Transaction.

9.2                 Within 10 days of the Closing, the Issuer will:

(a)                 file with the Commissions any report required to be filed by the Acts in connection with the Offering or the Transaction, in the required form; and

(b)                 provide the Agent's solicitors with copies of the report or reports.

10.                  CLOSINGS

10.1                The Issuer and the Agent will cause the Closing to take place in one or more closings on a date or dates mutually agreeable to the parties.

10.2                The Issuer will, on Closing, issue and deliver the Certificates to the Trustee against payment of the Net Proceeds.

10.3                 If the Issuer has satisfied all of its material obligations under this Agreement, the Agent will, on Closing, pay the Net Proceeds to the Trustee against delivery of the Certificates, which Net Proceeds will be held by the Trustee pursuant to the Escrow Conditions and upon the terms set out in the Special Warrant Indenture.

10.4 The Issuer will endorse the Certificates, and the certificates representing any Warrant Shares or Agent's Warrant Shares issued prior to the expiry of applicable hold periods under the BC Act or Alberta Act, with any legends which may be required by any of the Regulatory Authorities.

11.                  CONDITIONS OF CLOSING

11.1                 The obligations of the Agent to Close will be conditional upon the following:

(a)                 the Issuer will have delivered to the Agent and its solicitor a favourable opinion of the Issuer's solicitors dated as of the date of Closing, in a form acceptable to the Agent and its solicitors as to all legal .matters reasonably requested by the Agent relating to the business of the Issuer and the creation, issuance and sale of the Securities;

(b)                 the Issuer will have delivered to the Agent and its solicitors such other certificates, comfort letters or opinions of its auditors or other experts who may have assisted in the preparation of the Offering Memorandum or other documents relating to the Offering, the Transaction or the affairs of the Issuer as the Agent or its solicitors may reasonably request; and

(c)                 each representation and warranty of the Issuer which is contained in this Agreement continues to be true, and the Issuer has performed or complied with all of its covenants, agreements and obligations under this Agreement.

11.2                 The Closing and the obligations of the Issuer and the Agent to complete the issue and sale of the Securities are subject to:

(a)                  receipt of all required regulatory approvals for or acceptances of the Offering and the Transaction; and

(b)                 the removal or partial revocation of any cease trading order or trading suspension made by any competent authority to the extent necessary to complete the Offering and the Transaction.

12.                  ISSUER OBLIGATIONS

12.1                 The Issuer will draft the Disclosure Documents in form and substance satisfactory to the Agent and will file the Disclosure Documents with the Exchange, together with all other required documents, for the purpose of having the Disclosure Documents and the Transaction accepted for filing by the Exchange.

12.2                 The Issuer will, if it has not already done so, send the following to the Agent and its legal counsel:

(a)                 the draft Disclosure Documents;

(b)                 Personal Information Forms in the form prescribed by the Exchange and a directors' and promoters' questionnaire in a form approved by the Agent for each of the current and proposed directors, officers, promoters and insiders of the Issuer and the Target;

(c)                 copies of all Reports which are available, in draft if such Reports have not been finalized;

(d)                 financial statements for the three preceding years of the Issuer or such shorter period as such parties have been in existence;

(e)                 any available financial statements in respect of the Target;

(f)                 if requested, title opinions on the assets, property or technology of the Issuer and the Target;

(g)                 copies of all material contracts entered into by the Issuer and the Target or their predecessors;

(h)                  financial statements of all other public and private issuers in respect of which the key directors and management of the Issuer resulting upon completion of the Transaction have served as directors or senior officers;

(i)                 a written consent in a form requested by the Agent signed by each of the existing and proposed directors, officers, promoters and insiders of the Issuer regarding any background checks on such persons to be performed by the Agent for which consent is required;

(j)                 a detailed business and strategic plan of the Issuer and the Target including, without limitation, expansion plans, monthly cash flow forecasts for the next 18 months and three year financial projections; and

(k)                 all other information, documentation or records requested of the Issuer by the Agent and its legal counsel.

12.3                The Issuer will immediately send to the Agent and the Agent's legal counsel copies of all correspondence and filings to and correspondence from the Regulatory Authorities relating to the Transaction and the Target.

13.                  OPINIONS AND CERTIFICATES

13.1                 Prior to the Agent signing and filing the final Sponsor Report with the Exchange, the Issuer will deliver or will cause to be delivered the following documents to the Agent and its legal counsel:

(a)                 a certificate of the Issuer in substantially the form attached to this Agreement as Schedule B-1, dated as of such date requested by the Agent and signed by the chief executive officer and the chief financial officer of the Issuer, or by such other officers approved by the Agent, certifying certain facts relating to the Issuer, its affairs and the contents of the Disclosure Documents;

(b)                 a certificate of the Target in substantially the form attached to this Agreement as Schedule B-2, dated as of such date requested by the Agent and signed by the chief executive officer and the chief financial officer of the Target, or by such other individuals approved by the Agent, certifying certain facts relating to the Target, its affairs and the contents of the Disclosure Documents;

(c)                 an opinion of counsel for the Issuer, acceptable to the Agent and its counsel acting reasonably, dated as of such date requested by the Agent addressed to the Agent and its counsel relating to any legal matter in connection with the Issuer and the Transaction for which the Agent may reasonably request an opinion; and

(d)                 an opinion of counsel for the Target; acceptable to the Agent and its counsel acting reasonably, dated as of such date requested by the Agent addressed to the Agent and its counsel relating to any legal matter in connection with the Target and the Transaction for which the Agent may reasonably request an opinion.

13.2                 The Issuer will also deliver or cause to be delivered any other certificates, comfort letters or opinions in connection with any matter relating to the Transaction or the Disclosure Documents which are reasonably requested by the Agent or its legal counsel.

14.                  TERMINATION

14.1                 The term of this Agreement will be from the reference date of this Agreement until the Closing, unless earlier terminated or unless extended by the parties in accordance with the terms of this Agreement. The Agent may terminate its obligations under this Agreement by notice in writing to the Issuer at any time before the Closing if:

(a)                 an adverse Material Change, or an adverse change in a Material Fact relating to any of the Securities or the Target, occurs or is announced by the Issuer;

(b)                 there is an event, accident, governmental law or regulation or other occurrence of any nature which, in the opinion of the Agent, seriously affects or will seriously affect the financial markets, or the business of the Issuer or its subsidiaries, if any, or the ability of the Agent to perform its obligations under this Agreement, or a Purchaser's decision to purchase the Special Warrants;

(c)                 following a consideration of the history, business, products, property or affairs of the Issuer or its principals and promoters, or of the state of the financial markets in general, or the state of the market for the Issuer's securities in particular, the Agent determines, in its sale discretion, that it is not in the interest of the Purchasers to complete the purchase and sale of the Special Warrants;

(d)                 an enquiry or investigation (whether formal or informal) in relation to the Issuer, the Target or the Issuer's or Target's directors, officers or promoters, is announced, commenced or threatened by an officer or official of any competent authority;

(e)                 any order to cease, halt (other than the halt trade imposed in connection with the Transaction) or suspend trading (including an order prohibiting communications with persons in order to obtain expressions of interest) in the securities of the Issuer is made, or proceedings are announced, commenced or threatened for the making of such ordering by a competent regulatory authority and that order is still in effect and has not been rescinded, revoked or withdrawn;

(f)                 the Issuer is in breach of any term of this Agreement;

(g)                 the Agent determines that any of the representations or warranties made by the Issuer in this Agreement is false or has become false;

(h)                 the Agent is advised that the Exchange will not accept for filing the Disclosure Documents or documentation relating to the Transaction; or

(i)                 the Agent is not, in its sole discretion, satisfied with the results of its due diligence review of the Issuer or the Target.

14.2                The Agent's obligations hereunder will terminate if the Exchange does not issue its letter of acceptance, subject only to the usual post-Closing filings with the Exchange, of the Offering within 90 days of the reference date of this Agreement, unless otherwise agreed in writing by the Agent.

14.3                 The Issuer acknowledges and agrees that, if the Agent terminates this Agreement, then the Agent may disclose to the Exchange such information concerning the Issuer or the Target as the Exchange may request including any information which the Issuer has disclosed to the Agent on a privileged or confidential basis.

14.4                 The rights of the Agent to terminate this Agreement are in addition to such other remedies as it may have in respect of any default, misrepresentation, act or failure of the Issuer in respect of any of the matters contemplated by this Agreement.

14.5                 Notwithstanding any other term hereof, this Agreement will terminate if:

(a)                 the Agent does not file the Sponsor Report with the Exchange within 90 days of the reference date of this Agreement; or

(b)                 the Approval Date does not occur within 90 days of reference date of this Agreement.

15.                  WARRANTIES, REPRESENTATIONS AND COVENANTS

15.1                 The Issuer warrants and represents to arid covenants with the Agent that:

(a)                 the Issuer and its subsidiaries, if any, are valid and subsisting corporations duly incorporated and in good standing under the jurisdiction in which they are incorporated, continued or amalgamated and have all requisite corporate power and authority to carry on their respective businesses, as now conducted and as presently proposed to be conducted and to own their respective assets;

(b)                  the Issuer and its subsidiaries, if any, are duly registered and licensed to carry on business in the jurisdictions in which they carry on business or own property where so required by the laws of that jurisdiction;

(c)                  the authorized capital of the Issuer consists of 100,000,000 common shares without par value o£ which 3,240,910 common shares are currently issued and outstanding as fully paid and non-assessable;

(d)                  the Issuer will reserve or set aside sufficient shares in its treasury to issue the Underlying Shares, the Warrant Shares, and the Agent's Warrant Shares, and all such shares will be duly and validly issued as fully paid and non-assessable;

(e)                  the Disclosure Documents are, or will be, upon their completion, true and correct in all material respects;

(f)                  the Offering Memorandum, subscription form and all other written or oral representations made by the Issuer to a Purchaser or potential Purchaser in connection with the Offering will be accurate in all material respects and will omit no fact, the omission of which will make such representations misleading or incorrect;

(g)                  except as qualified by the disclosure in the Offering Memorandum and the Disclosure Documents, the Issuer is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Offering Memorandum and the Disclosure Documents and its public disclosure documents filed with the Regulatory Authorities under the Acts and all agreements by which the Issuer holds an interest in a property, business or assets are in good standing according to their terms and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(h)                  the financial statements of the Issuer contained in the Offering Memorandum and the Disclosure Documents filed with the Commissions and supplied by the Issuer to the Agent in connection with the Offering and the Transaction have all been prepared in accordance with Canadian generally accepted accounting principles, accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer, and its subsidiaries, if any, as of the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date thereof, save in the ordinary course of the Issuer's business;

(i)                 except as disclosed to the Agent, the Issuer has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Acts and the Company Act (British Columbia) in relation to the issue and trading of its securities and in all matters relating to the Offering and the Transaction;

(j)                 there is not presently, and will not be until the completion of the Offering any Material Change or change in any Material Fact relating to the Issuer which has not been or will not be fully disclosed to the Agent;

(k)                  neither the issue and sale of the Securities by the Issuer and the Agent nor the completion of the Transaction will conflict with, or result in a breach of, any of the terms of the Issuer's incorporating documents or any agreement or instrument to which the Issuer is a party;

(l)                 neither the Issuer nor any of its subsidiaries, if any, nor to the best of the knowledge of the Issuer the Target, is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer's knowledge no such actions, suits or proceedings are contemplated or have been threatened which are not disclosed in the Offering Memorandum and the Disclosure Documents;

(m)                 there are no judgements against the Issuer which are unsatisfied, nor is the Issuer subject to any consent decrees or injunctions;

(n)                 this Agreement has been duly authorized by all necessary corporate action on the part of the Issuer, and the Issuer has full corporate power and authority to undertake the Offering and the Transaction and this Agreement has been duly authorized, executed and delivered by the Issuer and this Agreement is a legal, valid and binding obligation of the. Issuer, enforceable against the Issuer in accordance with its terms subject to laws relating to creditors' rights generally, the availability of equitable remedies and except as rights to indemnity and contribution may be limited by applicable law;

(o)                 to the best of the Issuer's knowledge, the Target is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets as disclosed in the Offering Memorandum and the Disclosure Documents and as disclosed by the Target to the Issuer and the Agent;

(p)                 the Issuer is not in default of any of the requirements of the Acts or any of the administrative policies or notices of the Exchange;

(q)                 no order ceasing, halting (other than the halt trade in connection with the Transaction) or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

(r)                 except as disclosed in the Offering Memorandum and the Disclosure Documents, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Issuer or any other security convertible into or exchangeable for any such shares, or to require the Issuer or its subsidiaries, if any, to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital;

(s)                 the Issuer has filed all federal, provincial, local and foreign tax returns which are required to be filed, or has requested extensions thereof, and has paid all taxes required to be paid by them and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith;

(t)                 the Issuer has established on its books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Issuer or its subsidiaries, if any, except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer which are known by the Issuer's management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer;

(u)                 other than the Agent, no person, firm or corporation acting or purporting to act at the request of the Issuer is entitled to any brokerage, agency or finder's fee in connection with the transactions described herein; and

(v)                 the warranties and representations in this section are true and correct and will remain so as of the Closing.

15.2                 The Agent warrants and represents to the Issuer that:

(a)                 it is a valid and subsisting corporation under the law of the jurisdiction in which it was incorporated;

(b)                 it is a broker registered under the Acts;

(c)                 it is a member in good standing of the Exchange;

(d)                  in connection with the Offering, it will sell the Special Warrants in compliance with the Acts; and

(e)                 it is qualified to serve as a sponsor pursuant to the Policies and the Rules.

16.                  EXPENSES OF AGENT

16.1                The Issuer will pay all of the expenses of the Offering and the Transaction, and all the expenses reasonably incurred by the Agent in connection with the Offering and acting as sponsor in connection with the Transaction including, without limitation, the reasonable fees and expenses of the solicitors for the Agent, the reasonable fees and expenses of any experts or third parties engaged by the Agent, expenses incurred in conducting background checks on the existing or proposed directors, officers and promoters of the Issuer, long distance telephone, courier, photocopying, fax and similar expenses.

16.2                 The Issuer will pay the expenses referred to in the previous subsection even if the transactions contemplated by this Agreement are not completed or this Agreement is terminated, unless the non-completion or the termination is the result of a breach of this Agreement by the Agent.

16.3                 The Agent may, from time to time, render accounts for its expenses in connection with the Offering and the Transaction to the Issuer for payment on or before the dates set out in the accounts.

16.4                 The Issuer agrees to provide such retainers to the Agent as may reasonably be requested by the Agent from time to time to be applied to any expenses incurred by the Agent pursuant to this section 16.

17.                  GARNISHING ORDERS

17.1                 If at any time up to and including the Closing the Agent receives a garnishing order or other form of attachment purporting to attach or garnish a part or all of the sale price of any of the Securities, the Agent will be free to pay the amount purportedly attached or garnished into court.

17.2                 Any payment by the Agent into court pursuant to a garnishing order will be deemed to have been received by the Issuer as payment by the Agent against the sale price of the Securities to the extent of the amount paid, and the Issuer will be bound to issue and deliver the Securities proportionately to the amount paid by the Agent.

17.3                 The Agent will not be bound to ascertain the validity of any garnishing order or attachment, or whether in fact it attaches any moneys held by the Agent, and the Agent will be free to act with impunity in replying to any garnishing order or attachment.

17.4                 The Issuer will release, indemnify and save harmless the Agent in respect of all damages, costs, expenses or liability arising from any acts of the Agent under this section 17.

18.                  INDEMNITY

18.1                 Notwithstanding any other term hereof, the Issuer will indemnify the Agent and each of the Agent's agents, directors, officers and employees (collectively, the "Indemnified Parties") and save them harmless against all losses, claims, damages or liabilities:

(a)                 existing by reason of an untrue statement contained in the Disclosure Documents or in the Offering Memorandum, subscription agreement or other written or oral representation made by the Issuer to a Purchaser or potential Purchaser in connection with the Offering, or by reason of the omission to state any fact necessary to make such statements or representations not misleading (except for information and statements supplied by and relating solely to the Agent);

(b)                 arising directly or indirectly out of any order made by any regulatory authority based upon an allegation that any such untrue statement or representation, or omission exists (except information and statements supplied by and relating solely to the Agent), that trading in or distribution of any of the Securities is to cease;

(c)                 resulting from the failure by the Issuer to obtain the requisite regulatory approval for the Offering or the Transaction unless the failure to obtain such approval is the result of a breach of this Agreement by the Agent;

(d)                 resulting from any failure by the Issuer to file the Offering Memorandum as required by the applicable securities laws or prepare an amendment or supplement to it as required by this Agreement;

(e)                 resulting from the breach by the Issuer of any of the terms of this Agreement;

(f)                 resulting from any representation or warranty made by the Issuer herein not being true or ceasing to be true;

(g)                 if the Issuer fails to issue and deliver the certificates representing the Securities in the form and denominations satisfactory to the Agent at the time and place required by the Agent with the result that any completion of a sale of the Securities does not take place; or

(h)                  if, following the completion of a sale of any of the Securities, a determination is made by any competent authority setting aside the sale, unless that determination arises out of an act or omission by the Agent.

18.2                 If any action or claim is brought against an Indemnified Party in respect of which indemnity may be sought from the Issuer pursuant to this Agreement, the Indemnified Party will promptly notify the Issuer in writing.

18.3                 The Issuer will assume the defence of the action or claim, including the employment of counsel arid the payment of all expenses.

18.4                 The Indemnified Party will have the 'right to employ separate counsel, and the Issuer will pay the fees and expenses of such counsel.

18.5                 The indemnity provided for in this section will not be limited or otherwise affected by any other indemnity obtained by any Indemnified Party from any other person in respect of any matters specified in this Agreement and will continue in full force and effect until all possible liability of the Indemnified Parties arising out of the transactions contemplated by this Agreement has been extinguished by the operation of law.

18.6                 If indemnification under this Agreement is found in a final judgment (not subject to further appeal) by a court of competent jurisdiction not to be available for reason of public policy, the Issuer and each Indemnified Party will contribute to the losses, claims, damages, liabilities or expenses (or actions in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to and fault of the Issuer, on the one hand, and each respective Indemnified Party on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities or expenses (or actions in respect thereof). No person found liable for a fraudulent misrepresentation (within the meaning of applicable securities laws) will be entitled to contribution from any person who is not found liable for such fraudulent misrepresentation.

18.7                 To the extent that any Indemnified Party is not a party to this Agreement, the Agent will obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

18.8                 Prior to the Agent executing and filing the final Sponsor Report with the Exchange, the Issuer will deliver to the Agent an indemnity in the form attached as Schedule "C" executed jointly by the Issuer and the Target.

18.9                 The indemnity provided for in subsection 18.8 will not be limited or otherwise affected by any other indemnity obtained from any other person in respect of any matters specified in this Agreement and will continue in full force and effect until all possible liability arising out of the transactions contemplated by this Agreement has been extinguished by the operation of law.

19.                  ASSIGNMENT AND SELLING GROUP PARTICIPATION

19.1                 The Agent will not assign this Agreement or any of its rights under this Agreement or, with respect to the Securities, enter into any agreement in the nature of an option or a sub-option unless and until, for each intended transaction, the Agent has obtained the consent of the Issuer, and any required notice has been given to and accepted by the Regulatory Authorities.

19.2                 The Agent may offer selling group participation in the normal course of the brokerage business to selling groups of other licensed dealers, brokers and investment dealers, who mayor who may not be offered part of the Agent's Commission or Agent's Warrants.

20.                  CONFIDENTIALITY

The Agent will establish reasonable procedures to hold in confidence all information received by it from the Issuer which has not been generally disclosed to the public and will not knowingly disclose such information, except as required in its opinion, acting reasonable, to discharge its obligations:

(a)                 under this Agreement; or

(b)                 under applicable law or regulatory policy.

21.                  PUBLIC DISCLOSURE

The Issuer agrees that no public announcement or press release concerning this Agreement or any other instrument related thereto, or the relationship between the Issuer and the Agent shall be made without prior written consent of the Agent, such consent not to be unreasonably withheld.

22.                  SEVERABILITY

If any provisions of this Agreement is found to be illegal or unenforceable, it will be considered separate and severable from this Agreement and the remaining provisions of this Agreement will remain in force and be binding upon the parties as though the illegal or unenforceable provision had never been included.

23.                  NOTICE

23.1                 All notices required to be given under this Agreement must be made in writing and either delivered or sent by telecopier to the party to whom notice is to be given at the address below or at such other address designated by that party in writing:

ADR Global Enterprises Ltd.
Suite 300, 1778 West 2nd Avenue
Vancouver, B.C. V6J IH6

Attention: Adam R. Sumel
Fax: (604) 736-2257

with a copy to:

Lang Michener LLP
Barristers & Solicitors
Suite 1500 -1055 West Georgia Street
Vancouver, B.C. V6E 4N7

Attention: Bernie Zinkhofer
Fax: (604) 893-2396

Pacific International Securities Inc.
1900 - 666 Burrard Street
Vancouver, B.C., V6C 3N1

Attention: David Ing
Fax: (604) 664-3660

with a copy to:

Thomas, Rondeau
1525 - 625 Howe Street
Vancouver, B.C., V6C 2T6

Attention: Dale A. Rondeau
Fax: (604) 688-6995

23.2                 If notice is sent by telecopier or is delivered, it will be deemed to have been given at the time of transmission or delivery.

23.3                 If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice

23.4                 If there is an interruption in normal mail service due to strike, labour unrest or other cause at, or during the 48 hours immediately after, the time a notice is mailed the notice will be sent by telegram or telecopier or will be delivered.

24.                  TIME

Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

25.                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations, warranties, covenants and indemnities of the Issuer and the Agent contained in this Agreement will survive the final Closing for a period of three years and will continue in full force and effect for the benefit of the parties, regardless of any due diligence investigation carried out by or on behalf of any party with respect thereto.

26..                  LANGUAGE

This Agreement is to be read with all changes in gender or number as required by the context.

27.                  ENUREMENT

This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns. Notwithstanding the foregoing, this Agreement may not be assigned by either party without the prior written consent of the other party.

28.                  HEADINGS

The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

29.                  LAW

This Agreement is governed by, subject to and interpreted in accordance with the laws prevailing in the Province of British Columbia and the federal laws of Canada applicable therein, and the courts of the Province of British Columbia will have the exclusive jurisdiction over any dispute arising in connection with this Agreement.

30.                  ENTIRE AGREEMENT

This Agreement (together with the subscription agreements referred to above which are to be used in Offering) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties including the engagement letter dated July 12,2002 between the parties. Except as incorporated by reference above, there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement unless signed by each party and purporting to be an amendment to this Agreement.

31.                  COUNTERPARTS

This Agreement may be executed in two or more counterparts and may be delivered by telecopier, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the date first given above.

ADR GLOBAL ENTERPRISES LTD.

/s/ Adam R. Sumel
Per: (Authorized Signatory)

PACIFIC INTERNATIONAL SECURITIES INC.

/s/ Authorized Signatory
Per: (Authorized Signatory)

SCHEDULE A

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) WITHOUT REGISTRATION UNDER THE 1933 ACT AND ALL APPLICABLE STATE SECURITIES LAWS UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

SPECIAL WARRANTS SUBSCRIPTION AGREEMENT

TO:	ADR Global Enterprises Ltd.	AND TO:	Pacific International Securities Inc.
	(the "Issuer")		Suite 1900
	1778 West 2nd Avenue		666 Burrard Street
	Vancouver, BC V6J 1H6		Vancouver, BC V6C 3N1
	(604) 736-2552		(604) 664-2900

RE:
Purchase of $0.50 Special Warrants of the Issuer (each of which will be exchanged for one New Sonic Unit, as defined herein, in connection with and subject to completion of the Issuer's proposed acquisition of 100% of Sonic Energy Systems Inc.)

REFERENCE DATE:              August 31, 2002

Instructions to complete this Subscription for Special Warrants

1.	Enter number of Special Warrants purchased, Name, Address and Sign below. Also disclose any securities of the Issuer you currently hold where indicated below (needed for TSX Venture)

2.	Registration or Delivery Instructions (if different from page 2) (Complete below)

3.	Corporate Investors and Portfolio Managers - Complete TSX Venture Exchange Corporate Placee Registration Form (Schedule A).

4.	If you are an Insider of the Issuer or "Pro Group" member (as defined), see page 3.

5.
If you are a resident of the Province of Ontario, you must be an "Accredited Investor" as defined under Ontario Securities Commission Rule 45-501: complete an "Accredited Investor Certificate" (Schedule B).

6.	Risk Acknowledgement - All investors must sign this British Columbia Securities Commission's form (Schedule C) IN DUPLICATE.

7.
Courier completed forms to Pacific International Securities Inc., at the above address, Attention: Mr. David Ing. Funds may be attached to the forms by certified cheque or bank draft payable to "Pacific International Securities Inc." as indicated below. All monetary amounts herein are in Canadian dollars.

__________________________________________________
(Name of Investor - please print)

__________________________________________________
(Signature of Investor)

__________________________________________________
(Official Capacity or Title of Signatory, if Investor
is not an individual - please print)

__________________________________________________
(Please print name of individual whose signature
appears above if different than the name of the
Investor printed above.)

__________________________________________________
(Investor's Address)

__________________________________________________

__________________________________________________
Investor's Telephone Number and Fax Number)

__________________________________________________
Investor's E-Mail Address	Number of Special Warrants: _____________________

Aggregate Subscription Price for Special Warrants: $ ___________________________________________ Payable to: Pacific International Securities Inc.

REGISTER the Special warrants as set forth below:

__________________________________________________
Name

__________________________________________________
Account reference, if applicable

__________________________________________________
Address

__________________________________________________

DELIVER the Special warrants as set forth below:

__________________________________________________
Name

__________________________________________________
Account reference, if applicable

__________________________________________________
Contact Name

__________________________________________________
Address

__________________________________________________

__________________________________________________
Telephone Number

OTHER INFORMATION TO BE COMPLETED BY EACH INVESTOR

A.	Corporate Placee Registration Form (Schedule A)
The Investor, if a corporation, partnership, trust, etc. (i.e. NOT an individual or natural person):

must hereby deliver to the Issuer a completed Form 4C, Corporate Placee Registration Form, in the form attached hereto as for filing with the TSX Venture.

B.	Present Ownership of Securities
The Investor either [CHECK APPROPRIATE ITEM]:

does not already own directly or indirectly, or exercises control or direction over, any common shares in the capital stock of the Issuer or securities convertible into common shares in the capital stock of the Issuer (excluding the Special Warrants subscribed for herein); or

does already own directly or indirectly, or exercises control or direction over, _________________ common shares in the capital stock of the Issuer and convertible securities entitling the Investor to acquire an additional __________________ common shares in the capital stock of the Issuer (excluding the Special Warrants _______________ subscribed for herein).

C.	Insider Status
The Investor either [CHECK IF APPROPRIATE]:

is NOT an "Insider" of the Issuer as defined in the British Columbia Securities Act;

is an "Insider" of the Issuer as defined in the British Columbia Securities Act, namely: "Insider" means:
(a) a director or senior officer of the issuer;
(b) a director or senior officer of a person that is itself an insider or subsidiary of the issuer;
(c) a person that has
(i) direct or indirect beneficial ownership of;
(ii) control or direction over; or
(iii) a combination of direct or indirect beneficial ownership of and of control or direction over securities of the issuer carrying more than 10% of the voting rights attached to all the issuer's outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution, or

(d) the issuer itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities.

D.	Member of "Pro Group" The Investor either [CHECK IF APPROPRIATE]:

is NOT a Member of the "Pro Group" as defined in the Rules of the Exchange is a Member of the "Pro Group" as defined in the Rules of the TSX Venture, namely: "Pro Group" means:

1. Subject to subparagraphs (2), (3) and (4), "Pro Group" shall include, either individually or as a group:
(a) the member (i.e. a member of the Exchange under its requirements);
(b) employees of the member;
(c) partners, officers and directors of the member;
(d) affiliates of the member; and
(e) associates of any parties referred to in subparagraphs (1) through (4).

2.    The TSX Venture may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the TSX Venture determines that the person is not acting at arm's length of the member;

3.   The TSX Venture may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the TSX Venture determines that the person is acting at arm's length of the member;

4.    The member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (1) to be excluded from the Pro Group where the member determines that:

(a) the person is an affiliate or associate of the member acting at arm's length of the member;
(b) the associate or affiliate has a separate corporate and reporting structure;
(c) there are sufficient controls on information flowing between the member and the associate or affiliate; and
(d) the member maintains a list of such excluded persons.

ACCEPTANCE: The Issuer hereby accepts the above subscription. ADR GLOBAL ENTERPRISES LTD.

Per:	____________________________________	Execution Date: __________________________________, 2002
Authorized Signatory

1.                    Definitions

(a)                  "Accredited Investor" means an Investor resident in Ontario who is generally a high net worth or high income person and who has accurately completed and signed the Accredited Investor Certificate - Ontario attached to this Subscription Agreement as Schedule B;

(b)                  "Agency Agreement" means the sponsorship and agency agreement between the Issuer, SESI and the Agent to be made and dated as of the Closing Date pursuant to which the Agent shall act as the Issuer's agent with respect to the sale of 4,000,000 of the Special Warrants under this Offering and to assist the Issuer and SESI in completing the Sonic Merger as the Issuer's qualifying transaction pursuant to TSX Venture rules;

(c)                  "Agent" means Pacific International Securities Inc.;

(d)                  "Agent's Fee" means 8% of the Offering proceeds;

(e)                  "Agent's Warrant" means a non-transferable Common Share purchase warrant entitling the Agent to acquire in the aggregate that number of Common Shares equal to 10% of the number of Special Warrants sold pursuant to this Offering and the Agency Agreement exercisable at a price of $0.50 per Common Share for a period of 18 months from closing of the Sonic Merger;

(f)                  "Applicable Securities Laws" means the securities legislation having application and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including the TSX Venture, having application over this Offering and the Issuer in the Principal Canadian Jurisdictions;

(g)                  "Closing" means the completion of the issue and sale by the Issuer and the purchase by the Investors of the 4,000,000 Special Warrants pursuant to this Subscription Agreement;

(h)                  "Closing Date" means the day following TSX Venture acceptance of the Offering and which is expected to occur on or about October 15, 2002 as the Issuer may determine within the requirements of the TSX Venture. On the Closing Date the Special Warrants will be issued and delivered to the Agent on behalf of each Investor or as instructed by each Investor;

(i)                  "Common Share" means a common share without par value in the capital of the Issuer;

(j)                  "Completion Date" means the date of completion of the Sonic Merger;

(k)                  "Escrow Conditions" means the conditions to which release of the Offering proceeds to the Issuer is subject and as specified in the Special Warrant Indenture and generally require, among other things, that the Sonic Merger has received the acceptance of applicable regulatory approvals, the receipt of shareholder and judicial approvals, as well as completion of a due diligence review acceptable to the Agent and satisfactory legal opinions that the New Sonic Common Shares and Warrant Shares are freely tradable under Applicable Securities Laws;

(l)                  "Exemptions" means the exemptions from the registration and prospectus or equivalent requirements under Applicable Securities Laws;

(m)                  "Expiry Date" means November 30, 2002 unless extended by the Issuer with the consent of the Agent by up to 30 days;

(n)                  "Expiry Time" means 5:00 p.m., Vancouver time, on the Expiry Date;

(o)                  "Foreign Portfolio Manager" means a person who carries on business as a "portfolio manager" (within the meaning of that term under Applicable Securities Laws) in an International Jurisdiction and who purchases Special Warrants as an agent for fully managed accounts;

(p)                  "fully managed" in relation to an account, means that the Investor has the discretion as to the account as contemplated by Applicable Securities Law;

(q)                  "International Jurisdiction" means a country other than Canada or the United States;

(r)                  "Investor" means the person or persons named as Investor on the face page of this Subscription Agreement and if more than one person is so named, means all of them jointly and severally;

(s)                  "Issuer" means ADR Global Enterprises Ltd.;

(t)                  "MI 45-103" means Multilateral Instrument 45-103 in the form adopted by the B.C. and Alberta Securities Commissions (a copy is available from the Issuer or online at www.bcsc.bc.ca);

(u)                  "material" means material in relation to the Issuer and any subsidiary considered on a consolidated basis;

(v)                  "material change" means any change in the business, operations, assets, liabilities, ownership or capital of the Issuer and any subsidiary considered on a consolidated basis that would reasonably be expected to have a significant effect on the market price or value of the Issuer's securities;

(w)                  "material fact" means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Issuer's Securities;

(x)                  "misrepresentation" is as defined under Applicable Securities Laws;

(y)                  "New Sonic" means the Issuer after completing the Sonic Merger and its name changed to "Sonic Environmental Solutions Inc.";

(z)                  "New Sonic Unit" means one Common Share, one-half of one Warrant which are issuable together on exchange of the Special Warrants in connection with the Sonic Merger;

(aa)                 "Offering" means the sale by the Issuer of 4,000,000 Special Warrants of the Issuer at a price of $0.50 per Special Warrant on the terms set forth in this Agreement;

(bb)                 "Offering Memorandum" means the Confidential Offering Memorandum of the Issuer dated August 31, 2002 to which the Offering relates;

(cc)                 "Offering Memorandum Exemption" means the exemption from prospectus requirements found in Section 4.1 of MI 45-103;

(dd)                 "Ontario Accredited Investor Exemption" means the exemption from registration and prospectus requirements found in Ontario Securities Commission Rule 45-501;

(ee)                  "Portfolio Manager" means an adviser who manages the investment portfolio of clients through discretionary authority granted by one or more clients;

(ff)                  "Public Record" means information which has been publicly filed at www.SEDAR.com by the Issuer under Applicable Securities Laws;

(gg)                  "Principal Canadian Jurisdictions" means British Columbia, Alberta and Ontario;

(hh)                  "Regulation D" means Regulation D under the U.S. Securities Act;

(ii)                  "Regulation S" means Regulation S under the U.S. Securities Act;

(jj)                  "Related Party" means in relation to a company, a promoter, officer, director, other insider or control person of that company and any Associates or Affiliates of any of such persons. In relation to an individual, Related Party means any Associate of the individual or any company of which the individual is a promoter, officer, director or control person;

(kk)                  "retracted" means the refund of the Investor's money and deemed cancellation of the Investor's Special Warrants if the Escrow Conditions are not satisfied prior to the Expiry Time and in certain other events pursuant to the Special Warrant Indenture;

(ll)                  "Schedules" means the schedules attached hereto comprising:

(i)	A	Corporate Placee Registration Form,

(ii)	B	Accredited Investor Certificate - Ontario,

(iii)	C	Risk Acknowledgement.

(mm)                  "Securities" means, collectively, the Special Warrants, Common Shares, Warrants and Warrant Shares;

(nn)                  "SESI" means Sonic Energy Systems Inc., the company which the Issuer is acquiring under the Sonic Merger;

(oo)                  "Sonic Merger" means the acquisition by the Issuer of all of the issued and outstanding securities of SESI under a plan of arrangement and the exchange of Special Warrants for New Sonic Units;

(pp)                  "Special Warrants" means the securities being sold hereunder which will be exchanged for New Sonic Units upon the Escrow Conditions being met in connection with the Sonic Merger;

(qq)                  "Special Warrant Indenture" means the indenture to be entered into between the Issuer, the Agent and the Trustee on the Closing which will govern the Special Warrants and the release of the escrowed Offering proceeds to the Issuer;

(rr)                  "Subscription Agreement" means this subscription agreement between the Investor and the Issuer, including all Schedules incorporated by reference as it may be amended or supplemented from time to time;

(ss)                  "Subscription Price" means $0.50 per Special Warrant;

(tt)                  "Trustee" means Pacific Corporate Trust Company, Suite 1000 - 625 Howe Street, Vancouver, British Columbia, V6C 3B8, telephone: (604) 689-9853, fax: (604) 689-8144, which is acting as trustee and escrow agent under the Special Warrant Indenture. The Trustee will also act as the registrar and transfer agent for the Warrants and the Common Shares;

(uu)                  "TSX Venture" means the TSX Venture Exchange, successor to the Canadian Venture Exchange;

(vv)                  "U.S. Person" means a U.S. Person as defined in Regulation S;

(ww)                  "U.S. Securities Act" means the Securities Act of 1933, as amended, of the United States of America;

(xx)                  "Underlying Securities" means the New Sonic Units;

(yy)                  "Warrant" means the one-half of one Warrant to be included in each New Sonic Unit. Each whole Warrant is exercisable to acquire one Common Share for $1.00 for an 18-month period from the completion of the Sonic Merger;

(zz)                  "Warrant Indenture" means the Common Share purchase warrant indenture to be dated as of the Closing Date, between the Issuer and the Trustee which will govern matters pertaining to the Warrants; and

(aaa)                 "Warrant Share" may be used to refer to the Common Share to be issued upon the exercise of a Warrant.

2.                    Description of Special Warrants

2.1                  The undersigned (the "Investor") hereby tenders to Pacific International Securities Inc, agent for ADR (the "Issuer") this subscription offer which, upon acceptance by the Issuer, will constitute an agreement (the "Subscription Agreement") of the Investor with the Issuer to purchase from the Issuer the number of Special Warrants set out on page 1 hereof at the price of $0.50 each, all on the terms and subject to the conditions set forth herein.

2.2                  The Investor acknowledges that the Special Warrants will be issued in connection with the creation and issue of an aggregate of 4,000,000 Special Warrants of the Issuer for an aggregate subscription price of $2,000,000 (the "Offering") to be sold by the Issuer by private placement and that the definitive terms and conditions of the Special Warrants will be as set forth with the Agency Agreement and Special Warrant Indenture. By its acceptance of this offer, the Issuer covenants, agrees and confirms that the Investor will have the benefit of all of the representations, warranties, covenants and conditions provided to or for the benefit of the Investor set forth in this Subscription Agreement and the Agency Agreement.

2.3                  Each Special Warrant will be exchanged in connection with the Sonic Merger into one New Sonic Unit comprised of one Common Share and one-half of one Warrant.

2.4                  Each Warrant will entitle the Investor to purchase one Warrant Share for an 18 month period after completion of the Sonic Merger at a price of $1.00.

2.5                  The Warrants will be governed by the terms and conditions set out in the Warrant Indenture. The Warrant Indenture will contain, among other things, provision for the appropriate adjustment in a class, number and exercise price of the Warrant Shares upon the occurrence of certain events, including any subdivision, consolidation or re-classification of the common shares of the Issuer or payments of stock dividends or upon the merger or reorganization of the Issuer (other than the Sonic Merger).

2.6                  Each Special Warrant will be deemed to have been exchanged immediately following the time the Escrow Conditions have been met provided this occurs prior to the Expiry Time. The Special Warrants will be exchanged for New Sonic Units, pursuant to the Sonic Merger, on the holder's behalf by the Trustee. The Trustee will receive the Offering proceeds in trust to be held in escrow pursuant to the terms of the Special Warrant Indenture. The Special Warrant Indenture will be entered into on the Closing Date at which time the Special Warrants will be issued against delivery of the Offering proceeds to the Trustee to be held in escrow pending completion of the Sonic Merger by the Expiry Time. The Trustee will also be a party to the Special Warrant Indenture on behalf of holders of Special Warrants and the Special Warrant Indenture will govern matters respecting the Special Warrants and the relationship of the holders of the Special Warrants to each other and to the Issuer.

2.7                  A retraction and refund right will also automatically occur for each Investor in the event certain changes occur in the affairs of the Issuer or SESI. The Trustee will send a notice to Investors if the Sonic Merger is to be materially amended or if a material adverse change occurs in the affairs of SESI or the Issuer. If the Trustee does not receive written confirmation from the Investors that the amended terms or material changes are acceptable, the Offering proceeds will be returned with interest.

2.8                  The Special Warrants are of limited transferability, and are subject to resale restrictions. There is no market for the Special Warrants and none is expected to develop.

2.9                  The Special Warrant Indenture and Agency Agreement will be in such form and contain such terms and conditions as shall be approved by the Agent and the Issuer. The Investor acknowledges that by execution hereof he is agreeing to be bound by the terms, conditions and other provisions of these Agreements.

3.                    No Hold Period on Underlying Securities

3.1                  The Special Warrants and Warrants are non-transferable. Any Common Shares or Warrant Shares acquired on exercise of the Special Warrants will not be subject to restrictions on resale after completion of the Sonic Merger.

4.                    Closing of Sale of Special Warrants

4.1                  The Investor will deliver to the offices of the Agent aggregate subscription funds and subscription documents completed in accordance with the instructions on the face page of this Agreement and arrange for concurrent wiring or delivery of certified funds. On request by the Issuer, the Investor agrees to complete and deliver any other documents, questionnaire, notices and undertakings as may possibly be required by a regulatory authority, the TSX Venture Exchange and Applicable Securities Laws to complete the transactions contemplated by this Agreement. Delivery and payment for the Special Warrants will be completed by the Issuer at the offices of Lang Michener, Barristers and Solicitors, counsel to the Issuer, 1500 - 1055 West Georgia Street, Vancouver, British Columbia on the Closing Date which will be a date following written TSX Venture acceptance and agreed by the Issuer and the Agent at which time certificates representing the Special Warrants will be available for delivery to the Investor as the Investor or the Agent shall instruct the Trustee. The Investor hereby waives receiving any prior notice of Closing and the Investor hereby authorizes the Agent to determine the Closing Date on the Investor's behalf.

4.2                  Closing is subject to certain conditions to be specified in the Agency Agreement.

4.3                  Upon completing this Subscription Agreement including all required schedules as indicated on page 1 hereof, the aggregate Subscription Price payable by the Investor and any other documents delivered in connection herewith will be held by the Agent until such time as the conditions to Closing referred to in this Subscription Agreement as well as those in the Agency Agreement which are required to be completed on or prior to the Closing Date are satisfied or waived by the appropriate party. Upon the satisfaction or waiver of these conditions, the Agent will, at the Closing, deliver the aggregate Offering proceeds to the Trustee to be held by it in escrow pending the satisfaction of the Escrow Conditions prior to the completion of the Sonic Merger. At Closing, the Special Warrant Certificates will be issued for delivery to the Investor against receipt of the Offering proceeds by the Trustee. In the event that this subscription offer is not accepted by the Issuer or the conditions referred to above are not satisfied by the Issuer within the appropriate time period therein, this offer and any other documents delivered in connection herewith will be returned by the Agent to the Investor at the address of the Investor set forth on herein.

5.                    Investor's Acknowledgements - Regarding Risk, Restrictions, Independent Advice

5.1                  The Investor represents and warrants and acknowledges and agrees with (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Investor is contracting hereunder) the Issuer and the Agent (and acknowledges that the Agent may rely thereon notwithstanding that it is not a signatory hereto) that

(a)                  its decision to execute this Subscription and purchase the Special Warrants agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer, and that its decision is based entirely upon its review of information about the Issuer in the Offering Memorandum, except that in the case of an Investor purchasing through the Agent, the Investor shall also be entitled to rely upon any representations and warranties made to the Agent by the Issuer in the Agency Agreement;

(b)                  no prospectus has been filed by the Issuer with any securities commission or similar authority, in connection with the issuance of the Securities, and the issuance and the sale of the Special Warrants is subject to such sale being exempt from the prospectus requirements under Applicable Securities Laws and accordingly:

(i)                  the Investor is restricted from using certain of the civil remedies available under such legislation;

(ii)                 the Investor may not receive information that might otherwise be required to be provided to it under such legislation; and

(iii)                the Issuer is relieved from certain obligations that would otherwise apply under such legislation;

(c)                  the Investor (or others for whom the Investor is contracting hereunder) has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it (or others for whom it is contracting hereunder) is solely responsible (and the Issuer is in no way responsible) for compliance with applicable resale restrictions;

(d)                  to the knowledge of the Investor, the sale of the Special Warrants was not accompanied by any advertisement;

(e)                  the offer made by this Subscription Agreement is irrevocable (subject to the right of the Issuer to terminate) and requires acceptance by the Issuer, provided that if the Investor is purchasing through the Agent, the Investor may terminate this Subscription if the Agent terminates its Agency Agreement to act as Agent for the Offering;

(f)                  the Investor waives any requirement on the Issuer's behalf to immediately communicate its acceptance for this Subscription to the Investor;

(g)                  the Special Warrants are speculative investments which involve a substantial degree of risk;

(h)                  the Investor has been advised to obtain independent professional advice respecting the merits of an investment in Special Warrants. The Agent is not acting as the Investor's advisor;

(i)                  this Subscription Agreement is irrevocable and legally binding;

(j)                  no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Securities; and

(k)                  the Issuer will rely on the representations and warranties made herein or otherwise provided by the Investor to the Issuer in completing the sale and issue of the Special Warrants to the Investor.

6.                    Investor's Exemption Status

6.1                  The Investor, by its execution of this Subscription Agreement, hereby further represents, warrants to, and covenants with, the Issuer and the Agent (and acknowledges that the Agent may rely thereon notwithstanding that it is not a signatory hereto) (which representations, warranties and covenants shall survive the Closing of the Offering) that:

(a)                  British Columbia Exemptions (At least one B.C. exemption contained in Section 6.1 through Section 6.3 must apply to every Investor even if the Investor is not a British Columbia resident.)

Whether or not the Investor is a British Columbia resident, it is purchasing the Special Warrants as principal for its own account, it is purchasing such Special Warrants not for the benefit of any other person, and not with a view to the resale or distribution of the Special Warrants and one of the following exemptions is applicable:

(i)                  Offering Memorandum Exemption

The Investor has:

(A)                  received a copy of the Issuer's Offering Memorandum and has signed the Risk Acknowledgement; and

(B)                  noted the Issuer's advice in the Offering Memorandum that the Investor's subscription funds will be held in trust for the Investor until midnight on the second business day after the Subscription Agreement is signed by the Investor; or

(ii)                  Exempt Amount Exemption

The Investor:

(A)                  will have an aggregate acquisition cost of purchasing the Special Warrants of not less than $97,000; or

(B)                  is not an individual but is a corporation, partnership, trust, fund, association or any other organization of a group of persons resident in British Columbia, it was not created solely, nor is it used primarily, to permit a group of individuals to purchase securities without a prospectus and it will have an aggregate acquisition cost of purchasing the Special Warrants of not less than $97,000 or, if it is such an entity created or used primarily for such purpose, each of the individuals who form part of the group has contributed at least $97,000 to such entity for the purpose of purchasing the Special Warrants.

(b)                  Alberta Exemptions (Alberta Investors ONLY)

(i)                  Offering Memorandum Exemption

The Investor has:

(A)                  received a copy of the Issuer's Offering Memorandum and has signed the Risk Acknowledgement; and

(B)                  noted the Issuer's advice in the Offering Memorandum that the Investor's subscription funds will be held in trust for the Investor until midnight on the second business day after the Subscription Agreement is signed by the Investor; or

(ii)                 Exempt Amount Exemption

If the Investor is an Alberta resident and not an accredited investor, then it is agreed that the sale of Special Warrants pursuant to this Offering is being made in Alberta under the statutory exemptions from the prospectus requirements of the Securities Act (Alberta) (the "Alberta Act") and:

a.
the Investor is purchasing Special Warrants as principal for its own account (and not for any other person), in a sufficient number such that the aggregate acquisition cost to the Investor of the Special Warrants is not less than $97,000; or

b.
if the Investor is not purchasing as principal, it is duly authorized to enter into this Agreement and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser, it acknowledges that the Issuer is required by law to disclose, on a confidential basis, to certain regulatory authorities, the identity of the beneficial purchaser of Special Warrants for whom it is acting, and:

(I)
it is purchasing not less than $97,000 of Special Warrants for accounts fully managed by it and it is a trust corporation trading as a trustee or an agent, a portfolio manager trading as an agent, or a person or company trading as an agent, that, except for an exemption under the Alberta Act or the Alberta Securities Commission Rules, is required to be registered as a portfolio manager; or

(II)
it is acting as agent for one or more undisclosed principals, each of which principals is purchasing as a principal for its own account, and it is not purchasing for the benefit of any other person, and not with a view to resale or distribution of all or any of the Special Warrants, and each of the principals is purchasing not less than $97,000 of Special Warrants; or

c.
if the Investor is a corporation, syndicate, partnership or other form of unincorporated organization, it pre-existed the Offering and has a bona fide purpose other than investment in the Special Warrants or, if created primarily to permit such investment, the individual share or portion of the aggregate acquisition cost for any shareholder of the corporation, partner of the partnership, member of the syndicate or other form of unincorporated organization is not less than $97,000.

(c)                  Ontario Exemptions (Ontario Investors ONLY)

If the Investor is a resident in the province of Ontario, the Investor must be an "accredited investor" as such term is defined in Ontario Securities Commission Rule 45-501 and is purchasing the Special Warrants as principal and the Investor has properly complied and duly executed the Accredited Investor Certificate - Ontario attached to this Subscription Agreement as Schedule B indicating the means by which the Investor is an accredited investor and confirms the truth and accuracy of all statements made by the Investor in such certificate;

6.2                  Investors Outside of Canada

If the Investor is resident in a jurisdiction outside of Canada it acknowledges that:

(a)                  no securities commission or similar regulatory authority has reviewed or passed on the merits of the Special Warrants;

(b)                  there is no government or other insurance covering the Special Warrants;

(c)                  there are risks associated with the purchase of the Special Warrants;

(d)                  there are restrictions on the Investor's ability to resell the Securities and it is the responsibility of the Investor to determine what those restrictions are and to comply with them before selling the Securities ; and

(e)                  the Issuer has advised the Investor that the Issuer is relying on an exemption from the requirements to provide the Investor with a prospectus and to sell the Securities through a person registered to sell the Securities under Applicable Securities Laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Investor.

6.3                  Portfolio Managers

If the Investor is purchasing as a Portfolio Manager, not for its own account, then each of its beneficial underlying "investors" is an Accredited Investor, has received an Offering Memorandum and signed the Risk Acknowledgement or the aggregate acquisition cost for each such underlying investor is not less than $97,000 (excluding Ontario residents all of whom must be an Accredited Investor) and the Portfolio Manager will complete Schedule A-2; and the Portfolio Manager,

(i)                  is resident in British Columbia and is a trust company or an insurer which has received a business authorization under the Financial Institutions Act (British Columbia) or is a trust company or an insurer authorized under the laws of another province or territory of Canada to carry on such business in such province or territory, and the Investor is purchasing the Special Warrants as an agent or trustee for accounts that are fully managed by the Investor; OR

(ii)                  is resident in British Columbia and is an advisor who manages the investment portfolios of clients through discretionary authority granted by one or more clients and the Investor is registered as an advisor under the B.C. Act or the Investor is exempt from such registration and the Investor is purchasing the Special Warrants as an agent for accounts that are fully managed by the Investor; OR

(iii)                 is acting as agent for one or more disclosed principals, each of which principals is purchasing as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Special Warrants, and the purchase cost of Special Warrants of each of those principals complies with subparagraphs (i) or (ii); OR

(iv)                  carries on business as a Foreign Portfolio Manager outside of Canada and makes the acknowledgements set out in subparagraph 6.2 above.

6.4                  Other General Representations Applicable to All Investors

The Investor represents and warrants that:

(a)                  the Investor has no knowledge of a "material fact" or "material change", as those terms are defined in Applicable Securities Laws, in respect of the affairs of the Issuer that has not been generally disclosed to the public;

(b)                  the Investor (and, if applicable, any beneficial purchaser for whom it is acting) is resident in the jurisdiction set out under the heading "Name and Address of Investor" on the execution page of this Subscription Agreement;

(c)                  the Investor has the legal capacity and competence to enter into and execute this Subscription and to take all actions required pursuant hereto and, if the Investor is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution of this Subscription Agreement on behalf of the Investor;

(d)                  the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound;

(e)                  the Investor has duly and validly authorized, executed and delivered this Subscription Agreement and understands it is intended to constitute a valid and binding agreement of the Investor enforceable against the Investor;

(f)                  in connection with the Investor's investment in the Special Warrants, the Investor has not relied upon the Issuer nor the Agent for investment, legal or tax advice, and has, in all cases sought the advice of the Investor's own personal investment advisor, legal counsel and tax advisers or has waived its rights to and the Investor is either experienced in or knowledgeable with regard to the affairs of the Issuer, or either alone or with its professional advisors is capable, by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Special Warrants and is able to bear the economic risk of the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment in the Special Warrants;

(g)                  no person has made to the Investor any written or oral representations:

(i)                  that any person will resell or repurchase the Special Warrants;

(ii)                 that any person will refund the purchase price for the Special Warrants;

(iii)                as to the future price or value of the Special Warrants; or

(iv)                that the Special Warrants will be listed and posted for trading on any stock exchange or that application has been made to list the common shares of the Issuer on any stock exchange;

(h)                  the Investor is not a "U.S. Person" (the definition of which includes, but is not limited to, a natural person resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Special Warrants for the account or benefit of any U.S. Person or for offering, resale or delivery for the account or benefit of any U.S. Person or for the account or benefit of any person in any jurisdiction other than the jurisdiction set out in the name and address of the Investor below;

(i)                  the Securities are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States and the Investor does not have any agreement or understanding (either written or oral) with any U.S. Person or a person in the United States respecting:

(i)                  the transfer or assignment of any rights or interests in any of the Securities;

(ii)                  the division of profits, losses, fees, commissions, or any financial stake in connection with this Subscription; or

(iii)                 the voting of the Securities;

(j)                  the Investor has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons; and

(k)                  the Investor supports the Sonic Merger.

Own Expense

(l)                  the Investor acknowledges and agrees that all costs and expenses incurred by the Investor (including any fees and disbursements of any special counsel or other advisors retained by the Investor) relating to the purchase of the Special Warrants shall be borne by the Investor;

International Investor

(m)                  if the Investor is resident of an International Jurisdiction (meaning herein a country other than Canada or the United States) then:

(i)                  the Investor is knowledgeable of securities legislation having application or jurisdiction over the Investor and the Offering (other than the laws of Canada and the U.S.) which would apply to this subscription;

(ii)                  the Investor is purchasing the Special Warrants pursuant to exemptions from any prospectus, registration or similar requirements under the laws of that International Jurisdiction and or, if such is not applicable, the Investor is permitted to purchase the Investor's Special Warrants, and neither the Issuer nor the Agent have any filing obligations in the International Jurisdiction;

(iii)                 no laws in the International Jurisdiction require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

(iv)                  the Special Warrants are being acquired for investment only and not with a view to resale and distribution within the International Jurisdiction.

7.                    Issuer's Representations

7.1                  The Issuer represents and warrants to the Investor that, as of the date of this Subscription and at Closing hereunder:

(a)                  the Offering Memorandum constitutes full, true and plain disclosure of the terms of the Special Warrants as well as Issuer's assets, liabilities and business affairs including the proposed Sonic Merger;

(b)                  the Issuer and its subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

(c)                  the Issuer and its subsidiaries are the beneficial owners of the properties, business and assets or the interests in the properties, business or assets referred to in the Offering Memorandum and except as disclosed therein, all agreements by which the Issuer or its subsidiaries holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(d)                  the financial statements comprised in the Offering Memorandum accurately reflect the financial position of the Issuer as at the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date of the Issuer's last financial statements except as filed in the Public Record;

(e)                  the creation, issuance and sale of the Special Warrants by the Issuer does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Issuer is a party;

(f)                  the Securities will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances and the Issuer will reserve sufficient common shares in the treasury of the Issuer to enable it to issue the Common Shares and Warrant Shares;

(g)                  this Subscription when accepted has been duly authorized by all necessary corporate action on the part of the Issuer and, subject to acceptance by the Issuer, constitutes a valid obligation of the Issuer legally binding upon it and enforceable in accordance with its terms;

(h)                  neither the Issuer nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer's knowledge no such actions, suits or proceedings have been threatened as at the date hereof;

(i)                  no order ceasing or suspending trading in the securities of the Issuer nor prohibiting sale of such securities has been issued to the Issuer or its directors, officers or promoters and to the best of the Issuer's knowledge no investigations or proceedings for such purposes are pending or threatened;

(j)                  except as set out in the Offering Memorandum or herein, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued common shares of the Issuer or any other security convertible or exchangeable for any such common shares or to require the Issuer to purchase, redeem or otherwise acquire any of the issued or outstanding common shares of the Issuer; and

(k)                  all of the representations and warranties to be made to the Agent in the Agency Agreement will be true as of the date thereof and as of the Closing Date and the Investor is entitled to rely on such representations and warranties as though the Investor was a signatory to the Agency Agreement.

8.                    Covenants of the Issuer

8.1                  The Issuer hereby covenants with each Investor that it will:

(a)                  offer, sell, issue and deliver the Securities pursuant to exemptions from the prospectus filing, registration or qualification requirements of Applicable Securities Laws and otherwise fulfil all legal requirements required to be fulfilled by the Issuer (including without limitation, compliance with all Applicable Securities Laws of the Principal Canadian Jurisdictions) in connection with the Offering;

(b)                  use its best efforts to maintain its status as a "reporting issuer" not in default in British Columbia and Alberta;

(c)                  within the required time, file with the TSX Venture any documents, reports and information, in the required form, required to be filed by Applicable Securities Laws in connection with the Offering, together with any applicable filing fees and other materials;

(d)                  the Issuer will use reasonable commercial efforts to satisfy as expeditiously as possible any conditions of the TSX Venture required to be satisfied prior to the TSX Venture's acceptance of the Issuer's notice of the Offering; and

(e)                  use its best efforts to complete the Sonic Merger on the terms described in the Offering Memorandum.

9.                    Contractual Right of Action for Rescission - Offering Memorandum Exemption

9.1                  The Issuer hereby grants or acknowledges that the Investor has or is hereby granted the contractual rights of action and recisission set forth in the Offering Memorandum.

10.                   Resale Restrictions and Legending of Special Warrants

10.1                  The Investor acknowledges that any resale of the Special Warrants will be subject to resale restrictions contained in the Applicable Securities Laws applicable to the Issuer, the Investor or any proposed transferee. Investors with a Canadian or international address will receive a Special Warrant certificate bearing the following legend imprinted thereof:

"Unless permitted under securities legislation, the holder of the securities shall not trade the securities before [12 months and a day from the Closing Date]."

10.2                  The Warrants issued on exercise of the Special Warrants are non-transferable without the consent of the Issuer and the TSX Venture.

10.3                  The Common Shares comprised in the New Sonic Units and Warrant Shares will not be subject to resale restrictions in the Principal Canadian Jurisdictions and will not bear a legend for Investors resident in Canada or outside the United States.

11.                   Agent's Authority

11.1                  The Investor understands that upon completion of the Offering, the Agent will receive from the Issuer at Closing a commission equal to 8% of the gross proceeds from the sale of the Special Warrants placed with clients of the Agent (including any Special Warrants purchased by the Agent, or affiliates of the Agent, as principal) payable in cash or Common Shares of the Issuer or a combination thereof at the election of the Agent plus an 18-month broker's warrant to purchase a number of Common Shares equal to 10% of the Special Warrants sold, exercisable at $0.50 per Common Share.

11.2                  The Investor irrevocably authorizes the Agent in its sole discretion:

(a)                  to act as the Investor's representative at the Closing, to receive certificates for Special Warrants on its behalf, to execute in its name and on its behalf all closing receipts and documents required for Closing;

(b)                  to complete or correct any errors or omissions in any form or document provided by the Investor;

(c)                  to receive on its behalf the Special Warrants subscribed for under this Subscription;

(d)                  to exercise any rights of termination contained in the Agency Agreement;

(e)                  to negotiate and approve the form of the Agency Agreement, the Special Warrant Indenture and the Warrants Indenture, the terms relating to the Closing any related documents and any opinions, certificates or other documents to be addressed to the Investor; and

(f)                  to waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Investor contained herein or in any agreement or document ancillary or related thereto, provided that any material waiver shall only be made with the Investor's consent.

12.                   General

12.1                  Time is of the essence hereof.

12.2                  Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

12.3                  The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Subscription Agreement be reasonably required to carry out the full intent and meaning of this Subscription Agreement.

12.4                  This Subscription Agreement shall be subject to, governed by and construed in accordance with the laws of British Columbia and the laws of Canada as applicable therein and the Investor hereby irrevocably attorns to the jurisdiction of the Courts situate therein.

12.5                  This Subscription Agreement may not be assigned by any party hereto.

12.6                  Without limitation, this Subscription Agreement and the transactions contemplated hereby are conditional upon and subject to the Issuer receiving the acceptance of the TSX Venture, for this Subscription Agreement and the transactions contemplated hereby.

12.7                  The Issuer shall be entitled to rely on delivery of a facsimile copy of this Subscription Agreement, and acceptance by the Issuer of a facsimile copy of this Subscription Agreement shall create a legal, valid and binding agreement between the Investor and the Issuer in accordance with its terms.

12.8                  This Subscription Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

12.9                  This Subscription Agreement is deemed to be entered into on the effective date of the Agency Agreement, notwithstanding its actual date of execution by the Investor.

12.10                This Subscription, including, without limitation, the representations, warranties, acknowledgements and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties notwithstanding the completion of the purchase of the Special Warrants by the Investor pursuant hereto, the completion of the issue of Special Warrants of the Issuer and any subsequent disposition by the Investor of the Common Shares or Warrants;

12.11                The invalidity or unenforceability of any particular provision of this Subscription shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription;

12.12                Except as expressly provided in this Subscription and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Issuer, by the Investor, or by anyone else;

12.13                 All monetary amounts are Canadian Dollars.

13.                   Agent Authorized to Complete Documents

13.1                  The Agent is hereby further authorized by the Investor to date and make any non-material corrections or amendments necessary to this Agreement and/or the attached forms in order to obtain regulatory approval or to otherwise complete such documents.